SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                         April 9, 2004 (April 7, 2004)


                             GREY GLOBAL GROUP INC.
               (Exact name of Registrant as specified in charter)


        Delaware                     0-7898                    13-0802840
   (State or Other             (Commission File No.)       (I.R.S. Employer
   Jurisdiction of                                         Identification No.)
   Incorporation)


                   777 Third Avenue, New York, New York 10017
          (Address of principal executive offices, including zip code)


                                 (212) 546-2000
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         Effective April 7, 2004, Grey Global Group Inc. (the "Company") redeemed, in accordance with their terms, all of the outstanding shares of the Company's Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (the "Shares"). The Shares, which were originally issued a little over 20 years ago pursuant to the Company's Book Value Preferred Stock Plan, were owned by Mr. Edward H. Meyer, the Company's Chairman and Chief Executive Officer. The redemption price paid, which corresponded to the appreciation since the issuance of the Shares in the book value of the shares of Company common stock underlying the preferred stock represented by the Shares, was $12,041,522 in cash. Also, on April 7, 2004, Mr. Meyer repaid in full certain promissory notes provided to the Company by Mr. Meyer at the time the Shares were originally issued.


                           (Signature page follows)


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GREY GLOBAL GROUP INC.


                                        By: /s/ John A. Grudzina
                                            --------------------------
                                            Name:  John A. Grudzina
                                            Title: Senior Vice President,
                                                   General Counsel


Dated:  April 9, 2004